UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2026

Zedge, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37782	26-3199071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1178 Broadway, Ste. 1450 (3rd Floor), New York, NY	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 577-3424

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.01 per share	ZDGE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Current Report on Form 8-K filed by Zedge, Inc. (the “Company”) on August 31, 2026, Jonathan Reich ceased to serve as Chief Executive Officer of the Company effective as of September 30, 2026, and, effective October 1, 2026, Mr. Reich commenced service as President and Chief Operating Officer of the Company.

The Company entered into an employment agreement with Mr. Reich, effective as of October 1, 2026 (the “Employment Agreement”), providing for: (i) a term of three (3) years, commencing October 1, 2026 and ending September 30, 2029; (ii) an annual base salary of $390,000, effective as of August 1, 2026, and an increase in annual base salary of $15,000 on each July 31 during the term; (iii) an annual performance bonus of not less than $124,313 for each fiscal year beginning with fiscal year 2026; (iv) separation pay under the terms and conditions set forth in the Employment Agreement, of up to two (2) years of base salary, plus a prorated portion of his minimum annual bonus for the fiscal year in which his employment terminates, depending on the circumstances of the termination of his employment, including termination by the Company with and without Cause, resignation by Mr. Reich with and without Good Reason, and his death or Disability (as each such term is defined in the Employment Agreement); (v) full acceleration of the vesting of the equity award described below in the event that his employment is terminated by the Company without Cause or he resigns for Good Reason; and (vi) an award under the Company’s 2026 Equity Incentive Plan, to be granted within 150 days following October 1, 2026, consisting of a combination of restricted stock and deferred stock units representing, in the aggregate, 100,000 shares of the Company’s Class B common stock, par value $0.01 per share, one-twelfth (1/12) of which will vest on the date of grant and the remainder of which will vest in eleven (11) substantially equal quarterly installments, such that the award will be fully vested on October 1, 2029.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
10.1†	Employment Agreement, dated as of October 14, 2026, between Zedge, Inc. and Jonathan Reich
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEDGE, INC.

By:	/s/ Yi Tsai
Name:	Yi Tsai
Title:	Chief Financial Officer

Dated: October 19, 2026

EXHIBIT INDEX

Exhibit No.	Document
10.1†	Employment Agreement, dated as of October 14, 2026, between Zedge, Inc. and Jonathan Reich
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Management contract or compensatory plan or arrangement.

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